UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
 ________________________________________________________________________________________________________________
FORM 8-K
________________________________________________________________________________________________________________
 CURRENT REPORT
Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): January 30, 2018
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ALTRIA GROUP, INC.
(Exact name of registrant as specified in its charter)
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Virginia	1-08940	13-3260245
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

6601 West Broad Street, Richmond, Virginia	23230
(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code: (804) 274-2200
________________________________________________________________________________________________________________
(Former name or former address, if changed since last report.)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company	☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 2.02.    Results of Operations and Financial Condition.
On February 1, 2018, Altria Group, Inc. (“the Company”) issued an earnings press release announcing its financial results for the year ended December 31, 2017. A copy of the earnings press release is attached as Exhibit 99.1 and is incorporated by reference in Item 2.02 of this Current Report on Form 8-K.
In accordance with General Instruction B.2 of Form 8-K, the information in Item 2.02 of this Current Report on Form 8-K, including Exhibit 99.1, shall not be deemed “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that section. The information in Item 2.02 of this Current Report on Form 8-K shall not be incorporated by reference into any filing or other document pursuant to the Securities Act of 1933, as amended, except as shall be expressly set forth by specific reference in such filing or document.

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
Departure of Officer; Election of Officers

The Company announced today that on January 30, 2018, Martin J. Barrington informed the Company’s Board of Directors (the “Board”) of his decision to retire as the Company’s Chairman, Chief Executive Officer and President after 25 years of distinguished service to the Company and its subsidiaries, effective upon the conclusion of the Company’s Annual Meeting of Shareholders on May 17, 2018 (the “2018 Annual Meeting”). The Company also announced that on January 31, 2018, the Board elected Howard A. Willard III to become the Company’s Chairman and Chief Executive Officer effective upon the conclusion of the 2018 Annual Meeting, and upon the recommendation of the Nominating, Corporate Governance and Social Responsibility Committee of the Board, elected Mr. Willard to the Board effective February 1, 2018. Mr. Willard is not being named to any committee of the Board at this time. Mr. Barrington also informed the Board that he will not stand for re-election to the Board at the 2018 Annual Meeting.
The Company further announced today that on January 31, 2018, the Board elected William F. Gifford, Jr. to become the Company’s Vice Chairman and Chief Financial Officer, effective upon the conclusion of the 2018 Annual Meeting.
Mr. Willard, age 54, currently serves as the Company’s Executive Vice President and Chief Operating Officer and has been continuously employed by the Company or its subsidiaries in various positions since 1992.
Mr. Gifford, age 47, currently serves as the Company’s Executive Vice President and Chief Financial Officer and has been continuously employed by the Company or its subsidiaries in various positions since 1994.
Compensation of Messrs. Willard and Gifford
Mr. Gifford’s annual base salary as Vice Chairman and Chief Financial Officer will be $850,000. In connection with his appointment, Mr. Gifford received a special grant of 49,847 shares of restricted stock units, which will vest in five years.
Mr. Willard’s compensation as the Company’s Chairman and Chief Executive Officer will be determined and approved by the Compensation Committee at a later date. Mr. Willard will receive no additional compensation for services as a director.
The Company issued a press release attached hereto as Exhibit 99.1. The section of this press release entitled “Chairman and CEO Transition” is incorporated by reference in Item 5.02 of this Current Report on Form 8-K.

Item 5.03.    Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.
In connection with Mr. Gifford’s appointment as the Company’s Vice Chairman and Chief Financial Officer, the Board approved, on January 31, 2018, amendments to the Company’s Amended and Restated By-Laws to add the officer position of vice chairman and make various conforming changes. These amendments will become effective as of May 17, 2018.
A copy of the Company’s Amended and Restated By-Laws reflecting these amendments is attached as Exhibit 3.1 and is incorporated by reference in Item 5.03 of this Current Report on Form 8-K.

Item 8.01.    Other Events.
On January 31, 2018, the Board authorized a new $1 billion share repurchase program, which the Company expects to complete by the end of 2018. The timing of share repurchases under this new program depends upon marketplace conditions and other factors, and the program remains subject to the discretion of the Board.

Item 9.01.    Financial Statements and Exhibits.

(d)	Exhibits

	3.1	Amended and Restated By-Laws of Altria Group, Inc. (effective as of May 17, 2018).
	99.1	Altria Group, Inc. Earnings Press Release, dated February 1, 2018 (furnished under Item 2.02, except for the section entitled “Chairman and CEO Transition,” which is filed under Item 5.02).

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ALTRIA GROUP, INC.

By:	/s/ W. HILDEBRANDT SURGNER, JR.
Name:	W. Hildebrandt Surgner, Jr.
Title:	Vice President, Corporate Secretary and
Associate General Counsel

DATE:    February 1, 2018

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